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                                                                    Exhibit 12.1

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
Fixed Charges
-------------
                                                             1H '02    1H '01      2001     2000     1999     1998     1997
                                                             ------------------------------------------------------------------
          Interest expense                                         6         10         18       13       12       13       15
                                                             ------------------------------------------------------------------
Add       Portion of rental expense representing interest         12         13         27       28       33       25       27
                                                             ==================================================================
Equals    Fixed charges                                           18         23         45       41       45       38       42
                                                             ==================================================================

Earnings
--------
                                                             ------------------------------------------------------------------
          Income (loss) before tax                                42         27        124      275      235      212       27
                                                             ------------------------------------------------------------------
Add       (Income) loss from equity investees                      2          2          2       (3)       2        0        0
                                                             ------------------------------------------------------------------
Add       Fixed charges                                           18         23         45       41       45       38       42
                                                             ==================================================================
Equals                                                            62         52        171      313      282      250       69
                                                             ==================================================================

Ratio of Earnings to Fixed Charges                               3.4        2.3        3.8      7.6      6.3      6.6      1.6
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